Exhibit 99.1

Aviat Networks Acquires NEC’s Wireless Transport Business

AUSTIN, Texas, May 9, 2023 /PRNewswire/ — Aviat Networks, Inc. (“Aviat”) (Nasdaq: AVNW), the leading expert in wireless transport and access solutions, today announced that they have entered into a definitive agreement with NEC Corporation (NEC; TSE: 6701), a leader in the integration of IT and network technologies, for the sale of its Wireless Transport Business to Aviat in an asset purchase transaction valued at $70.0 million U.S. dollars in cash and shares.

“The transaction advances Aviat’s strategic goal to create the leading wireless transport specialist and to add meaningful scale to our business,” said Pete Smith, CEO of Aviat Networks. “NEC’s wireless transport solutions brand, PASOLINK, is recognized by customers around the world for its leading quality and reliability. The addition of NEC’s wireless transport business to Aviat’s portfolio of high-power, mission critical radios, all-outdoor microwave and multi-band radios, advanced microwave routers and software offerings will create a compelling solution set for any customer. Aviat and NEC possess highly complementary customers and markets and the combination will enable Aviat to pursue select new Tier 1 business. The increased scale and capabilities will enable Aviat to compete even more effectively against the large generalists and fiber backhaul providers.”

This acquisition will bring three immediate and significant benefits for Aviat, our combined customers and our shareholders:

1.

Improvement to scale. Aviat anticipates an additional $150 million in revenue which will be accretive to adjusted EBITDA, non-GAAP EPS, and free cash flow by the end of the first year and we anticipate getting the acquired business to 11-13% EBITDA by the end of year two. Complimentary businesses and learnings from the 2019 channel partnership with NEC in North America will result in cost synergies that will pay for the acquisition. With little overlap in product offering and very few common accounts, we expect sales synergy opportunities in both Aviat and NEC customers, which represent upside not factored into our financial model;

2.

Enhanced product portfolio with greater capability to innovate. The combined product and Intellectual Property (IP) portfolios will boost innovation and create a broader technology set to significantly increase the reach of Aviat’s global business. Aviat will have additional scale to extend its leadership in innovation by utilizing the product roadmap and next-generation initiatives from the two companies; and

3.

A more diversified business. The combined business would service over 20 Tier 1 service providers worldwide and be a leader in private networks. With over 3 million PASOLINK unit shipments worldwide, Aviat’s business will have increased exposure to global 5G spend and private network opportunities that will further diversify Aviat’s business into fast-growing international markets with significant growth opportunities.

“As a leader in the field of wireless transport, NEC has accumulated many years of advanced technologies and knowledge by providing solutions to a wide range of customers around the world,” said Takayuki Morita, President and CEO, NEC Corporation. “Today, we are confident that this business integration with Aviat will enable customers to be provided with even more valuable solutions.”

Aviat and NEC have a history of collaborating. In 2019, the two companies entered into an agreement for Aviat to serve as the channel partner for NEC in North America. “The transaction announced today builds off the relationship established between Aviat and NEC in 2019 and is proof that Aviat is capable of executing a seamless transition for NEC customers and employees,” continued Mr. Smith. “We are eager to bring our best-in-class services and operations to NEC customers worldwide and implement the Aviat Operating Model to drive continuous improvement.”

Both sides are committed to providing customers with a smooth transition period without service disruption and with the ultimate goal of a better customer experience as a result of the transaction.

The transaction has been approved by the board of directors of both companies and is subject to customary closing conditions, including regulatory approvals. Aviat expects the deal to close in the third calendar quarter of 2023. The deal consideration is $45.0 million in cash and $25.0 million in Aviat stock. Aviat expects to fully fund the cash portion of the acquisition from committed debt financing. Aviat will appoint a board member designated by NEC to Aviat’s board of directors, helping to ensure the success of the transaction.

Conference Call Details

Aviat Networks will host a conference call with analysts today, May 9, 2023, at 8:30am ET. Interested parties may access the conference call live via the webcast through Aviat Network’s investor relations website at https://investors.aviatnetworks.com/events-and-presentations/events, or may participate via telephone by registering using this online form. Once registered, telephone participants will receive the dial-in number along with a unique PIN number that must be used to access the call. Accompanying slides will be available on the Company’s investor relations website. A replay of the conference call webcast will also be available on the investor relations website.

About Aviat Networks

Aviat Networks, Inc. is the leading expert in wireless transport solutions and works to provide dependable products, services and support to its customers. With more than one million systems sold in 170 countries worldwide, communications service providers and private network operators including state/local government, utility, federal government and defense organizations trust Aviat with their critical applications. Coupled with a long history of microwave innovations, Aviat provides a comprehensive suite of localized professional and support services enabling customers to simplify both their networks and their lives. For more than 70 years, the experts at Aviat have delivered high-performance products, simplified operations, and the best overall customer experience. Aviat is headquartered in Austin, Texas. For more information, visit www.aviatnetworks.com or connect with Aviat on Twitter, Facebook and LinkedIn.

About NEC

NEC Corporation has established itself as a leader in the integration of IT and network technologies while promoting the brand statement of “Orchestrating a brighter world.” NEC enables businesses and communities to adapt to rapid changes taking place in both society and the market as it provides for the social values of safety, security, fairness and efficiency to promote a more sustainable world where everyone has the chance to reach their full potential. For more information, visit NEC at https://www.nec.com.

Forward Looking Statements

The information contained in this document includes forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including Aviat’s beliefs and expectations regarding business conditions, new product solutions, customer positioning, revenue, future orders, bookings, new contracts, cost structure, operating income, profitability in fiscal 2023, process improvements, realignment plans and review of strategic alternatives. All statements, trend analyses and other information contained herein regarding the foregoing beliefs and expectations, as well as about the markets for the services and products of Aviat and trends in revenue, and other statements identified by the use of forward-looking terminology, including “anticipate,” “believe,” “plan,” “estimate,” “expect,” “goal,” “will,” “see,” “continue,” “delivering,” “view,” and “intend,” or the negative of these terms or other similar expressions, constitute forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, forward-looking statements are based on estimates reflecting the current beliefs, expectations and assumptions of the senior management of Aviat regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Such forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Therefore, you should not rely on any of these forward-looking statements.

Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following: the impact of COVID-19; disruptions relating to the ongoing conflict between Russia and Ukraine; continued price and margin erosion in the microwave transmission industry; the impact of the volume, timing, and customer, product, and geographic mix of our product orders; the timing of our receipt of payment; our ability to meet product development dates or cost reductions of products; our suppliers’ inability to perform and deliver on time, component shortages, or other supply chain constraints; the effects of inflation; the ability of our subcontractors to timely perform; weakness in the global economy affecting customer spending; retention of our key personnel; our failure to protect our intellectual property rights or defend against intellectual property infringement claims; the results of our restructuring efforts; the ability to preserve and use our net operating loss carryforwards; the effects of currency and interest rate risks; the effects of current and future government regulations; general economic conditions, including uncertainty regarding the timing, pace and extent of an economic recovery in the United States and other countries where we conduct business; the conduct of unethical business practices in developing countries; the impact of political turmoil in countries where we have significant business; our ability to realize the anticipated benefits of any proposed or recent acquisitions; the impact of tariffs, the adoption of trade restrictions affecting our products or suppliers, a United States withdrawal from or significant renegotiation of trade agreements, the occurrence of trade wars, the closing of border crossings, and other changes in trade regulations or relationships.

For more information regarding the risks and uncertainties for Aviat’s business, see “Risk Factors” in Aviat’s Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on September 14, 2022, as well as other reports filed by Aviat with the SEC from time to time. Aviat undertakes no obligation to update publicly any forward-looking statement, whether written or oral, for any reason, except as required by law, even as new information becomes available or other events occur in the future.

For Further Information:

Aviat Investor Relations Contact:

Andrew Fredrickson

Director, Corporate Development & Investor Relations

Phone: (408) 501-6214

Email: andrew.fredrickson@aviatnet.com